Exhibit 8.1

Country of Legal Entity Domiciled
Trilogy International Partners Intermediate Holdings Inc.	United States

Trilogy International Partners Holdings (U.S.) Inc.	United States

Trilogy International Partners LLC	United States

Western Wireless International Bolivia LLC	United States

Western Wireless International Bolivia II Corporation	United States

Trilogy International Latin Territories LLC	United States

Trilogy International Partners II LLC	United States

Trilogy International Enterprises, LLC	United States

Trilogy International Marketing LLC	United States

Trilogy International Dominican Republic LLC	United States

Trilogy International South Pacific Holdings LLC	United States

Trilogy International South Pacific LLC	United States

Trilogy International Radio Spectrum LLC	United States

Trilogy International New Zealand LLC	United States

Western Wireless International Ivory Coast LLC	United States

Trilogy International Finance Inc.	United States

Trilogy International Latin America I LLC	United States

Trilogy International Latin America II LLC	United States

Trilogy International Latin America III LLC	United States

Trilogy International Spectrum Holdings LLC	United States

TISP Finance, Inc.	United States

Salamanca Solutions International LLC	United States

Trilogy International Enterprise Software LLC	United States

Trilogy International Partners Inc.	Canada

Empresa de Telecomunicaciones NuevaTel (PCS de Bolivia) S.A (“Viva”, “NuevaTel”)	Bolivia

Trilogy Software Bolivia SRL	Bolivia - Indirect 20% interest through Salamanca Solutions

Cora de Comstar S.A.	Republic of Ivory Coast Corporation

Two Degrees Mobile Limited (“2degrees”)	New Zealand

Two Degrees New Zealand Limited (“formerly SNAP”)	New Zealand

NZ Communications Trustee Limited	New Zealand

Rural Connectivity Group Limited (formerly TSM NZ Limited)	New Zealand - Indirect minority interest through 2degrees Mobile

TDNG No. 1 Limited	New Zealand

Two Degrees Networks Limited (formerly NZ Comm. Limited)	New Zealand

2 Degrees Mobile Limited (per se corporation)	New Zealand

Two Degrees Limited (per se corporation)	New Zealand

Two Degrees Group Limited	New Zealand

Two Degrees Holdings Limited	New Zealand

TDRG Limited	New Zealand

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